UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2020

CLEARWATER PAPER CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34146 (Commission File Number)	20-3594554 (IRS Employer Identification No.)

601 West Riverside Ave., Suite 1100 Spokane, WA (Address of principal executive offices)	99201 (Zip Code)

Registrant’s telephone number, including area code:  (509) 344-5900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchanged on which registered
Common Stock, par value $0.0001 per share	CLW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On January 28, 2020, Clearwater Paper Corporation (the “Company”) announced that Arsen S. Kitch was elected President and Chief Executive Officer effective April 1, 2020 (the “Effective Date”).   In connection with that announcement, the Company updated its outlook for the three months ended December 31, 2019, which is attached as Exhibit 99.1 hereto and is incorporated by reference herein. The revised outlook may differ materially from the actual results that will be reflected in the Company’s audited financial statements when they are completed and publicly disclosed, which are subject to the completion of closing and review procedures and the execution of the Company’s internal control over financial reporting.

The information in Item 2.02 of this Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensation Arrangements with Certain Officers

New CEO Compensation

In connection with the announcement of Mr. Kitch's election as President and Chief Executive Officer, he and the Company entered into an Executive Employment Agreement effective as of April 1, 2020 (the “Agreement”), the material terms and conditions of which are summarized as follows:

The Agreement will be for a term of three years beginning on the Effective Date, with an automatic extension such that the term will thereafter be extended for one-year terms unless the Company or Mr. Kitch give notice that the term will not be extended. Mr. Kitch will be appointed to the Company’s Board of Directors on the Effective date and thereafter during the term of the Agreement will be nominated for re-election as a member of the Board.  Mr. Kitch will be paid an initial annual base salary of $750,000 as of the Effective Date, subject to adjustment based on periodic executive compensation assessments undertaken by the Compensation Committee of the Board of Directors (the “Compensation Committee”).  Mr. Kitch will receive restricted stock units with an approximate value of $1,000,000, which will fully vest on March 31, 2024 subject to his continued employment with the Company (with pro rata vesting upon disability or death and full vesting upon an involuntary termination of employment without cause or a voluntary termination for “good reason” within two years after a change of control).  He will be eligible for an annual bonus pursuant to the terms and conditions of Clearwater Paper's annual incentive program (as described in the Company's most recent definitive proxy statement) with an initial target annual bonus of 100% of annual base salary.  Mr. Kitch will be eligible to receive long-term incentive awards with a target value of at least $1,500,000, in accordance with the Company's long-term incentive program (as described in the Company's most recent definitive proxy statement), subject to Board discretion and adjustment based on periodic executive compensation assessments undertaken by the Compensation Committee. Beginning in 2020 and until changed for future awards, all long-term incentive awards will be granted in the form of 70% performance shares with three-year cliff vesting and 30% time-vested restricted stock units with three-year ratable vesting.

If Mr. Kitch is terminated for any reason other than cause, death, disability, or retirement, or if he terminates his employment for good reason, he will receive (i) a cash severance payment equal to 18 months of base compensation; (ii) a pro-rated annual bonus for the termination year under the applicable bonus plan based on the Company’s performance; and (iii) 18 months of continued health and welfare benefit coverage.  If Mr. Kitch is terminated within two years of a change of control, he will receive (i) a cash severance payment equal to 2.5 times his then current base salary plus target annual incentive bonus; (ii) a pro-rated annual bonus for the termination year under the applicable bonus plan at his target amount; and (iii) 2.5 years of continued health and welfare benefit coverage.  Mr. Kitch will not receive an excise tax gross-up in connection with any change of control payments.  Mr. Kitch will be subject to covenants prohibiting disclosure of confidential information, solicitation of customers and employees and engaging in competitive activity for 18 months from a termination of his employment.

The above summary is qualified in its entirety by reference to the text of the Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Executive Retention Bonuses

In connection with the CEO leadership transition, the Compensation Committee authorized a one-time retention program for certain of the Company’s officers, including the Company’s Senior Vice President, Finance and Chief Financial Officer, Robert G. Hrivnak; Senior Vice President, General Manager, Pulp and Paperboard Division, Steven M. Bowden; Senior Vice President,

General Counsel and Corporate Secretary, Michael S. Gadd and Senior Vice President, Human Resources, Kari G. Moyes. The retention program is designed to promote continuity and stability through the leadership transition process. Under the program participants will be granted restricted stock units (“Retention Awards”).

The Retention Awards will vest two years from the date of grant, subject to the recipient’s continuous employment with the Company through the vesting date. The value of the Retention Awards to be provided to named executive officers are as follows: Mr. Hrivnak $350,000; Mr. Gadd $350,000 and Ms. Moyes $700,000. If a Retention Award recipient’s employment is involuntarily terminated without cause or voluntarily terminated for “good reason” within two years after a change of control, the Retention Award will fully vest. If the Retention Award recipient’s employment terminates for disability or death, the recipient or the recipient’s beneficiary will vest in a pro rata portion of the award.

The above summary of the Retention Awards is qualified in its entirety by the terms of the Restricted Stock Unit form agreement itself, a copy of which will be filed as an exhibit to the Company’s next periodic report.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibit Index

Exhibit	Description
10.1	Employment Agreement between Arsen S. Kitch and the Company, dated effective April 1, 2020
99.1	Revised Fourth Quarter of 2019 Outlook

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2020

CLEARWATER PAPER CORPORATION

By:	/s/ Michael S. Gadd
Michael S. Gadd, Corporate Secretary

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